EXHIBIT 10.6




         THE 2000 MOLEX INCORPORATED INCENTIVE STOCK OPTION PLAN

                         (As of July 28, 2000)


                             PLAN HISTORY

                         BOARD OF DIRECTORS          STOCKHOLDER
      PLAN ACTION            ADOPTION                 ADOPTION
       Original            July 28, 2000           October 20, 2000












         THE 2000 MOLEX INCORPORATED INCENTIVE STOCK OPTION PLAN

                         (As of July 28, 2000)

ARTICLE I.		GENERAL

	1.1 	Name of Plan - The name of the plan described in detail herein shall be The 2000 Molex Incorporated Incentive Stock Option Plan (the "Plan").

	1.2 	Purpose - The purpose of the Plan is to induce certain
        designated employees and the directors to remain in the employ of Molex Incorporated, a Delaware corporation (the "Company"), and any of its subsidiaries, and to encourage such employees and directors to secure or increase on reasonable terms their stock ownership in the Company. The Company believes the Plan will promote continuity of management and increase incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping, carrying out the long-range plans of the Company and securing its continued growth and financial success.

	It is also the purpose of the Plan (except where otherwise noted) to be qualified under Section 422(a) of the Internal Revenue Code, as amended. Thus, all provisions of the Plan shall be interpreted and construed with this goal in mind.

	1.3 	Eligibility - The following persons shall be eligible to receive a grant under the Plan: any director or executive officer of Molex Incorporated.

ARTICLE II.		TERM OF PLAN

	2.1 	Effective Date - The Plan shall become effective upon adoption by the Board of Directors of the Company subject to the subsequent approval by the stockholders of the Company within one (1) year of adoption by the Board of Directors. If the stockholders do not approve the Plan within one (1) year of adoption, then this Plan shall cease to exist and all options granted hereunder shall become void.

	2.2	Expiration - This Plan shall expire June 30, 2005 and no option shall be granted on or after such expiration date. However, expiration of the Plan shall not affect outstanding unexpired options previously granted.

ARTICLE III.	STOCK SUBJECT TO PLAN

	3.1	Class of Stock - The stock that shall be subject to option
        under the Plan shall be Molex Incorporated Class A Common Stock, par value $.05 per share (the "Stock").

	3.2	Number of Shares - One million (1,000,000) shares of the Stock shall be reserved for issue upon the exercise of options granted under the Plan.

	3.3	Expired, Forfeited or Canceled Options - If any such options granted under the Plan shall expire, be forfeited or canceled for any reason without having been exercised in full, the unexercised shares subject thereto shall again be available for the purpose of the Plan.

ARTICLE IV.	ADMINISTRATION

	4.1	Committee - The Plan shall be administered by a committee (the
        "Committee") under the terms and conditions and powers set forth herein

	4.2	Makeup of the Committee - The Committee shall consist of two or more members of the Board of Directors of the Company. In the absence of any action by the Board to the contrary, the Committee shall be the Compensation Committee of the Board of Directors.

	4.3	Action by the Committee - A majority of the members of the
        Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

	4.4	Power to Grant Options - Subject to the express provisions of the Plan, the Committee shall have complete authority, in its sole discretion, to determine the employees to whom, and the time or times at which, options shall be granted, the option periods, the vesting schedule and the number of shares to be subject to each option, and such other terms and provisions of the option agreements (which need not be identical). In making such determinations, the Committee may take into account the nature of the services rendered by the respective employee, his or her present and potential contribution to the Company's success, and such other factors as the Committee in its discretion shall deem relevant. The Committee shall have no power to grant options to directors who are not employees of the Company or to set the terms and conditions thereof.

	4.5	Grants of Incentive Stock Option and Nonqualified Stock Options
        - The Committee shall have complete authority, in its sole discretion, to determine at the time an option is granted whether such option shall be an incentive stock option qualified under Section 422 of the Internal Revenue Code, as amended, ("ISO") or whether such option shall be a nonqualified stock option. Unless the option agreement states otherwise, all options granted shall be ISOs. The number of shares for which options may be granted to any one person in any calendar year shall be limited and cannot exceed the following:

	a.	Overall Limitation - With respect to any option (whether ISOs or nonqualified), ten percent (10%) of the number of shares reserved for the Plan as set forth in Section 3.2 (adjusted as set forth in Article IX) or two hundred-fifty thousand (250,000) shares (adjusted as set forth in Article IX), whichever is less.

	b.	Incentive Stock Option - In addition, with respect to ISOs, the number of shares which are subject to options that are first exercisable in any given succeeding calendar year shall not have a fair market value (as determined on the date of grant) that exceeds:

	  	-	One Hundred Thousand Dollars ($100,000)

                                       LESS

	  	-	the aggregate fair market value (as determined at the
                        respective times of their grants) of those shares of all prior ISOs that are exercisable in said succeeding calendar year.

	4.6	Automatic Grant of Options to Outside Directors -
        Notwithstanding Sections 4.4 and 4.5, each director who is not an employee of the Company shall receive only an automatic nondiscretionary stock option grant on the date of the Annual Stockholders Meeting every year during the term of the Plan. Any option granted to a director who is not an employee of the Company shall be a nonqualified stock option. The amount of shares subject to the options that will be automatically granted to each outside director for each year shall be the amount of shares equal to 200 multiplied by the number of years of service or fraction thereof. The amount of shares for each year of service shall increase to 500 shares per year or fraction thereof, if all of the following financial conditions are met for the fiscal year immediately ended prior to the grant:

	a.	The Company's net profits (after taxes) are at least ten
                percent (10%) of the net sales revenue as reported in the audited financial statements; and

	b.	The Company's net sales revenue increase as compared to the
                prior year's net sales revenue as reported in the audited financial statements exceeds one and one-half (1.5) times the "Worldwide Growth" of the general connector market as determined by at least one outside independent connector consultant. If more than one consultant is used, the average growth shall be the Worldwide Growth. The disinterested directors shall have the authority to choose the consultant or consultants.

Notwithstanding the foregoing, no option grant to an outside director shall exceed either 3,000 shares and whose fair market value on the date of grant does not exceed $100,000.00.

	4.7	Other Powers - Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), to provide the method and form of payment for both the exercise of options and any taxes incident thereto, and to make all other determinations necessary or advisable for the administration of the Plan.

ARTICLE V.		GRANT OF OPTION

	5.1	Option Price - The option price shall be the fair market value of the Stock on the date of granting the option. Notwithstanding, the foregoing, only in the case of an ISO grant, if an optionee owns more than ten percent (10%) of the voting power of all classes of the Company's Stock, then the option price shall be one hundred-ten percent (110%) of the fair market value of the Stock on the date of granting the option.

	5.2	Fair Market Value - For the purposes of this Plan, fair market value shall be the closing price of the Stock on the date of granting the option as reported by the Wall Street Journal.

	5.3	Evidence of Option - Options granted shall be evidenced by
        agreements, warrants, and/or other instruments in such form as the Committee shall deem advisable and shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee.

ARTICLE VI.	EXERCISE OF OPTION

	6.1	Initial Waiting Period - No option shall be exercisable until at least one (1) year after the date of grant, unless one of the events set forth in Section 6.4 occurs.

	6.2	Vesting Periods - After the initial waiting period, an optionee may exercise his option to the extent that shares covered by said option become vested. The vesting schedule is as follows:

	a.	If an option grant is an ISO, or if an option is granted to an outside director, the shares covered by such an option shall vest to the maximum extent of 25% of the total number of shares covered thereby during each of the succeeding four (4) years, each commencing with the anniversary of the grant.

	b.	In all other options not falling within the scope of Section
        6.2a, the shares covered by an option shall vest in amounts and at times the Committee, in its sole discretion, shall determine. The Committee shall also specifically have the power to change the vesting schedule of any previously granted options to a schedule which is more favorable to the option holder; provided, however, that no such options shall vest in amounts greater than, or at times prior to, the amounts and times such options would have vested if such options were within the scope of Section 6.2a.

	c.	Notwithstanding the foregoing, all options must vest one
        hundred percent (100%) within ten (10) years from the date of grant.

	6.3	Cumulative Rights - The right to exercise any option as set
        forth in Section 6.2 shall be cumulative. That is, an optionee may exercise in any given year those unexpired shares he could have exercised in a previous year but did not.

	6.4	Accelerated Vesting - Notwithstanding the foregoing, all
        options shall immediately vest and become immediately exercisable for a period of one (1) year after one of the following events:

	a.	Death; or

	b.	Total disablement; or

	c.	Retirement, if all of the following conditions are met at the time of termination of employment:

                (1)     The optionee has reached age 59 1/2; and

		(2)	The optionee was employed at least fifteen (15)
                consecutive years with the Company and/or any of its subsidiaries; and

		(3)	The Committee has determined that the reason for
                termination is due to retirement; and

		(4)	The shares subject to the option are intended to be an
                ISO. If the shares subject to the option are not intended to be an ISO, the Committee, in its sole discretion, may allow accelerated vesting to any extent it desires without regard to whether the optionee is retiring.

	6.5	Expiration - No option may be exercised after two (2) years
        from the date the option becomes one hundred percent (100%) vested. Notwithstanding the foregoing, all ISOs must be exercised within one
        (1) year from the date the option becomes one hundred percent (100%) vested.

	6.6	Form of Exercise - The option may only be exercised according to the terms and conditions established by the Committee, consistent with the limits set forth herein, at the time the option is granted. Subject to the foregoing terms and conditions, an option may be exercised by a written notice delivered to the Company's principal office of intent to exercise the option with respect to a specified number of shares of Stock and payment to the Company of the amount of the option purchase price for the number of shares of Stock with respect to which the option is then exercised. The payment may be either in cash or in stock of the Company. If stock is used for payment, such stock shall be valued at the closing price as reported by the Wall Street Journal on the date of exercise.

	6.7	Rights as a Shareholder - An optionee shall have no rights as a stockholder with respect to shares covered by his option until the day of issuance of a stock certificate to him and until after such shares are fully paid.

ARTICLE VII.	TERMINATION OF OPTION

	7.1	Every option granted to each optionee under this Plan shall
        terminate and expire at the earliest of:

	a.	the date of expiration set when such option was granted; or

	b.	one (1) year after one of the events set forth in Section 6.4;
                or

	c.	immediately upon termination of employment of the optionee with the Company (or termination of position as an outside director) or any of its subsidiaries for any reason except if his employment is terminated by reason of one of the events set forth in Section 6.4.

ARTICLE VIII.	TRANSFERABILITY

	8.1	Non-Transferable - Any option granted under the Plan is not
        transferable and can be exercised only by the optionee during his life subject to Section 8.2 of this Article.

	8.2	Death - In the event of the death of an optionee while totally disabled, retired, or still employed by the Company or a parent or a subsidiary, his option, to the extent he could have exercised it on the date of his death, may be exercised by the personal representative of the estate of the optionee within one (1) year after the date of his death in accordance with the terms established by the Committee at the time the option was granted, but (as set forth in Article VII) not later than the expiration date set forth in Section 6.5.

ARTICLE IX.	ADJUSTMENT OF NUMBER OF SHARES

	9.1	Stock Dividends - In the event that a dividend shall be
        declared upon the Stock payable in shares of stock of the Company, the number of shares of stock then subject to any such option and the number of shares reserved for issuance pursuant to the Plan, but, not yet covered by an option, shall be adjusted by adding to each such share the number of shares which would be distributable thereon (or any equivalent value of Stock as determined by the Committee in its sole discretion) if such share had been outstanding on the date fixed for determining the stock holders entitled to receive such stock dividend.

	9.2	Reorganization - In the event that the outstanding shares of
        Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, or of another corporation, whether through reorganization, recapitalization, stock split up, combination of shares, merger or consolidation, then, there shall be substituted for each share of Stock subject to any such option and for each share of Stock reserved for issuance pursuant to the Plan, but, not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share of Stock shall be exchanged.

	9.3	Other Changes - In the event there shall be any change, other than as specified above in this Article, in the number or kind of outstanding shares of stock of the Company or of any stock or other securities into which such stock shall have been changed or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan, but, not yet covered by an option and of the shares then subject to an option or options, such adjustments shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement. Notwithstanding the foregoing, with respect to options granted to directors, the Committee shall make those adjustments under this
        Article IX only to the extent necessary to preserve the economic benefit of an unexercised option.

	9.4	Adjusted Option Price - In the case of any substitution or
        adjustment as provided for in this Article, the option price in each stock option agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of Stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Article.

	9.5	Fractional Shares - No adjustment or substitutions provided for in this Article shall require the Company to sell a fractional share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly.

ARTICLE X.		SECURITIES REGULATION

	10.1	Registered Stock - The Company shall not be obligated to sell or issue any shares under any option granted hereunder unless and until the shares with respect to which the option is being exercised are effectively registered or exempt from registration under the Securities Act of 1933 and from any other federal or state law governing the sale and issuance of such shares or any securities exchange regulation to which the Company might be subject.

	10.2	Unregistered Stock - In the event the shares are not
        effectively registered, but, can be issued by virtue of an exemption, the Company may issue option shares to an optionee if the optionee represents that he is acquiring such shares as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. Certificates for shares of Stock thus issued shall bear an appropriate legend reciting such representation.

ARTICLE XI.	MISCELLANEOUS

	11.1	No Contract of Employment - A grant or participation under the
        Plan shall not be construed as giving an optionee a future right of employment with the Company. Employment remains at the will of the Company.

	11.2	Governing Law - This Plan and all matters relating to the Plan shall be interpreted and construed under the laws of the State of Illinois.

	11.3	Amendment of Plan - The Board of Directors, at its discretion, may amend the Plan at any time, subject to stockholder approval if required by SEC rules or the listing requirements of any national securities exchanges or trading systems on which are listed any of the Company's equity securities.

	11.4	Termination of Plan - The Board of Directors may, at its
        discretion, terminate the Plan at any time for any reason. Termination of the Plan shall not affect unexpired outstanding options previously granted.